Exhibit 99.1
July 21, 2021
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Second Quarter 2021 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), one of North America's largest and most diversified freight transportation companies, today reported second quarter 2021 net income attributable to Knight-Swift of $152.8 million and Adjusted Net Income Attributable to Knight-Swift of $163.0 million. We reported GAAP earnings per diluted share of $0.92 for the second quarter of 2021, compared to $0.47 for the second quarter of 2020. Our Adjusted EPS was $0.98 for the second quarter of 2021, compared to $0.57 for the second quarter of 2020.

Key Financial Highlights
Our consolidated revenue, excluding trucking fuel surcharge, grew by 21.6% during the second quarter of 2021, reflecting meaningful growth across all reportable segments. We generated consolidated Adjusted Net Income Attributable to Knight-Swift of $163.0 million, which represents a 68.9% increase from $96.5 million during the second quarter of 2020. Revenue per tractor was up 10.3% despite lower fleet utilization as a result of the difficult driver sourcing environment. Our Trucking segment increased revenue, excluding fuel surcharge and intersegment transactions, by 8.2%, resulting in a 460 basis point improvement in the Adjusted Operating Ratio to 80.9% in the second quarter of 2021 from 85.5% in the second quarter of 2020. Our Logistics segment more than doubled revenue and increased operating income by 372.5%. Our Intermodal segment grew revenue nearly 40% and improved its Adjusted Operating Ratio by over 1,000 basis points to 95.0% in the second quarter of 2021, compared to the same quarter last year. We anticipate ongoing improvement within the Intermodal segment in the coming quarters.
Dave Jackson, CEO of Knight-Swift, commented, "We believe truckload shippers are recognizing the value of our unique and unmatched terminal network and industry-leading trailer pool capacity. Our strong performance in recent quarters is the result of having invested significant capital and many years in developing a powerful combination of assets, technologies, people, and customer relationships toward producing distinctive value to our customers. We are energized by our recent results, including the growing adoption of our power-only services by small carriers, and even more excited about our plans already underway to drive further growth, meaningful returns, and less cyclicality in the future."
Knight-Swift Consolidated Results

	Quarter Ended June 30,
	2021	2020	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,315,701	$1,060,698	24.0%
Revenue, excluding trucking fuel surcharge	$1,212,872	$997,597	21.6%
Operating income	$191,115	$102,167	87.1%
Adjusted Operating Income [1]	$204,637	$123,960	65.1%
Net income attributable to Knight-Swift	$152,804	$80,189	90.6%
Adjusted Net Income Attributable to Knight-Swift [1]	$162,998	$96,498	68.9%
Earnings per diluted share	$0.92	$0.47	95.7%
Adjusted EPS [1]	$0.98	$0.57	71.9%
1See GAAP to non-GAAP reconciliation in the schedules following this release.

Recent Acquisitions — On June 1, 2021, we acquired Kansas City, Missouri-based UTXL, Inc. ("UTXL"). UTXL is a premier third-party logistics company, specializing in expedited over-the-road full truckload and multi-stop loads throughout the United States, Canada, and Mexico. The June 2021 results of UTXL are included within the Logistics segment and within the consolidated results, below.
On July 5, 2021, we acquired Dothan, Alabama-based AAA Cooper Transportation ("ACT"). ACT is a leading less-than-truckload ("LTL") carrier that also offers dedicated contract carriage and ancillary services. The results of ACT will be included in our consolidated results beginning in the third quarter of 2021.
Other Income (Expenses), net — We earned $16.8 million of income within "Other income (expenses), net" in the condensed consolidated statements of comprehensive income in the second quarter of 2021, representing an $8.3 million improvement, compared to $8.5 million in the second quarter of 2020. The year-over-year improvement was primarily driven by unrealized gains recognized from our investment in Embark Trucks Inc., a tractor technology company.
Income Taxes — The effective tax rate was 25.3% for the second quarter of 2021, compared to 25.0% for the second quarter of 2020. We expect the full-year 2021 effective tax rate to be in the range of 25.0% to 27.0%.
Dividend — On April 16, 2021 our board of directors declared a quarterly cash dividend of $0.10 per share of common stock, which is a $0.02 increase from the Company's previously existing quarterly dividend of $0.08 per share of common stock. The dividend was payable to the Company's stockholders of record as of June 4, 2021 and was paid on June 28, 2021.

Segment Financial Performance
Trucking Segment

	Quarter Ended June 30,
	2021	2020	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$882,560	$816,033	8.2%
Operating income	$168,457	$107,788	56.3%
Adjusted Operating Income [1]	$168,781	$118,166	42.8%
Operating ratio	82.9%	87.7%	(480	bps)
Adjusted Operating Ratio [1]	80.9%	85.5%	(460	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our Trucking segment includes our irregular route, dedicated, refrigerated, expedited, flatbed, and cross-border operations across our brands with 12,967 irregular route tractors and 5,067 dedicated route tractors. Operating income grew by 56.3% within the Trucking segment, overcoming inflationary pressures related to sourcing and retaining drivers. Year-over-year revenue, excluding fuel surcharge and intersegment transactions, grew by 8.2% in the second quarter. Average revenue per tractor increased by 10.3%, driven by an 18.8% increase in revenue per loaded mile, excluding fuel surcharge and intersegment transactions. Consumer demand remained strong, while capacity remained constrained across our industry, which is driving up sourcing costs and corresponding rates. Our year-over-year rate improvement was partially offset by driver-related sourcing expenses, as well as an 8.0% decline in miles per tractor due to an increase in unseated tractors. On a sequential basis, miles per tractor remained relatively flat. In the second quarter of 2021, the Swift truckload operating segment generated an Adjusted Operating Ratio of 75.7%, while the Knight trucking operating segment generated an Adjusted Operating Ratio of 78.7%.

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Logistics Segment

	Quarter Ended June 30,
	2021	2020	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$162,167	$67,066	141.8%
Operating income	$14,356	$3,038	372.5%
Adjusted Operating Income [1]	$14,453	$3,038	375.7%
Operating ratio	91.4%	95.7%	(430	bps)
Adjusted Operating Ratio [1]	91.1%	95.5%	(440	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Revenue, excluding intersegment transactions, increased by 141.8% within our Logistics segment, as brokerage load volumes grew by 55.3% and revenue per load increased by 55.8% (including the results of UTXL beginning June 1, 2021). Excluding the results of UTXL, brokerage load volumes grew by 49.6% and revenue per load increased by 47.5%. Brokerage gross margin was 15.7% in the second quarters of 2021 and 2020, while Adjusted Operating Ratio improved by 440 basis points to 91.1% in the second quarter of 2021 from 95.5% in the second quarter of 2020.
Within our power-only service offering, revenue grew by 410.5% as a result of a 141.5% increase in load volumes. Power-only represented 26.9% of brokerage revenue and over 25% of our total second quarter 2021 brokerage load volumes. During 2020, we introduced our Select platform, which digitally matches shippers with available capacity across our brands through frictionless transactions. During the second quarter of 2021, more than 4,500 carriers were digitally matched with loads through our Select platform, achieving an 18.2% sequential increase in Select platform load volumes.
Intermodal Segment

	Quarter Ended June 30,
	2021	2020	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$115,294	$82,699	39.4%
Operating income (loss)	$5,812	$(4,475)	229.9%
Adjusted Operating Income (Loss) [1]	$5,812	$(4,410)	231.8%
Operating ratio	95.0%	105.4%	(1,040	bps)
Adjusted Operating Ratio [1]	95.0%	105.3%	(1,030	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Intermodal revenue, excluding intersegment transactions increased 39.4% year-over-year, as load counts increased 19.9% and revenue per load increased 16.3%. The Adjusted Operating Ratio improved to 95.0% in the second quarter of 2021, from 105.3% in the second quarter of 2020. Intermodal is exhibiting solid momentum, and we expect operational improvements in cost structure and network design in the coming quarters to lead to continued improvement.

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Non-reportable Segments

	Quarter Ended June 30,
	2021	2020	Change
	(Dollars in thousands)
Total revenue	$66,795	$45,289	47.5%
Operating income (loss)	$2,490	$(4,184)	159.5%

The non-reportable segments include support services provided to our customers, independent contractors, and third party carriers (including repair and maintenance shop services, equipment leasing, warranty services, and insurance), trailer parts manufacturing, certain warehousing activities, as well as certain corporate expenses (such as legal settlements and accruals and $10.3 million in quarterly amortization of intangibles related to the 2017 merger). Revenue growth and improved profitability within the non-reportable segments is related to revenue and margin improvement in our warehousing activities, expanded services to third-party carriers, and increased demand for our equipment leasing services.

Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses)

	Year-to-Date June 30,
	2021	2020	Change
	(In thousands)
Net cash provided by operating activities	$459,504	$383,360	$76,144
Net cash used in investing activities	(196,916)	(253,066)	56,150
Net cash used in financing activities	(227,798)	(173,771)	(54,027)
Net increase (decrease) in cash, restricted cash, and equivalents [1]	$34,790	$(43,477)	$78,267
Net capital expenditures	$(120,481)	$(195,178)	$74,697

1"Net increase (decrease) in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of June 30, 2021, we had a balance of $943.2 million of unrestricted cash and available liquidity and $6.1 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $693.0 million as of June 30, 2021, which is a $65.1 million decrease from December 31, 2020. Free cash flow2 for the first half of 2021 was $339.0 million (computed as net cash provided by operating activities, less net capital expenditures). During the first half of 2021, we generated $459.5 million in operating cash flows, reduced our operating lease liabilities by $28.3 million, spent $63.3 million on acquisitions, and returned $53.7 million in share repurchases and $30.3 million in dividends to our stockholders. Subsequent to June 30, 2021, we acquired ACT and borrowed $1.2 billion dollars to finance the transaction.
Equipment and Capital Expenditures — Gain on sale of revenue equipment increased to $15.1 million in the second quarter of 2021, compared to $1.7 million in the same quarter of 2020. The average age of our tractor fleet was 2.4 years in the second quarter of 2021, compared to 2.1 years in the same quarter of 2020. Capital expenditures, net of disposal proceeds, were $120.5 million for the first half of 2021. We expect net cash capital expenditures will be in the range of $500.0 million – $550.0 million for full-year 2021, including anticipated net cash capital expenditures of ACT. Our net cash capital expenditures primarily represent replacements of existing tractors and trailers, as well as investment in our terminal network and driver amenities. From time-to-time, our capital expenditures may include net cash outlays for acquisitions. The range provided excludes cash outlays for potential acquisitions.

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Guidance — We expect that Adjusted EPS3 for full-year 2021 will range from $3.90 to $4.05, which is an update from our previously-disclosed range of $3.45 to $3.60. Our revised expected Adjusted EPS3 range considers the expected future earnings of ACT and UTXL and is also based on the current truckload and general market conditions, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the second quarter 2021 earnings presentation posted on our website).
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS3 guidance.
________
2Free cash flow is a non-GAAP measure.
3Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.20 for full-year 2021), as well as noncash impairments and certain other unusual noncash items, if any.

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple truckload transportation and logistics services, as well as LTL services through ACT (beginning in July 2021). Knight-Swift uses a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "foresee," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, share repurchases, leverage ratio, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance, including, without limitation, expectations regarding future supply or demand, volume, or truckload capacity, or any impacts of the COVID-19 global pandemic or other similar outbreaks; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:
•any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, capital expenditures, or other financial items,
•future dividends,
•future effective tax rates,
•future performance of our reportable segments, including load volumes, network, and revenue per load within our Intermodal segment,
•future capital structure, capital allocation, growth strategies and opportunities, and liquidity, and
•future capital expenditures, including nature and funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2020, and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

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Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Quarter Ended June 30,		Year-to-Date June 30,
	2021	2020	2021	2020
	(In thousands, except per share data)
Revenue:
Revenue, excluding trucking fuel surcharge	$1,212,872	$997,597	$2,345,977	$2,024,692
Trucking fuel surcharge	102,829	63,101	192,738	160,804
Total revenue	1,315,701	1,060,698	2,538,715	2,185,496
Operating expenses:
Salaries, wages, and benefits	377,613	365,311	747,983	720,144
Fuel	126,055	86,381	244,291	208,236
Operations and maintenance	71,313	66,067	139,383	134,471
Insurance and claims	58,776	45,302	114,419	99,582
Operating taxes and licenses	21,717	20,883	43,765	43,052
Communications	4,635	4,902	9,672	9,776
Depreciation and amortization of property and equipment	123,606	114,601	243,521	224,822
Amortization of intangibles	11,984	11,474	23,733	22,948
Rental expense	13,399	22,372	30,263	47,747
Purchased transportation	304,157	200,107	562,387	425,383
Impairments	—	353	—	1,255
Miscellaneous operating expenses	11,331	20,778	25,924	43,794
Total operating expenses	1,124,586	958,531	2,185,341	1,981,210
Operating income	191,115	102,167	353,374	204,286
Other income (expenses):
Interest income	270	437	564	1,269
Interest expense	(3,307)	(4,021)	(6,793)	(10,128)
Other income, net	16,840	8,499	32,945	1,992
Total other income (expenses), net	13,803	4,915	26,716	(6,867)
Income before income taxes	204,918	107,082	380,090	197,419
Income tax expense	51,783	26,815	97,112	51,369
Net income	153,135	80,267	282,978	146,050
Net income attributable to noncontrolling interest	(331)	(78)	(384)	(435)
Net income attributable to Knight-Swift	$152,804	$80,189	$282,594	$145,615

Earnings per share:
Basic	$0.92	$0.47	$1.70	$0.86
Diluted	$0.92	$0.47	$1.69	$0.85

Dividends declared per share:	$0.10	$0.08	$0.18	$0.16

Weighted average shares outstanding:
Basic	165,577	169,948	165,751	170,283
Diluted	166,585	170,624	166,750	170,958

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Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2021	December 31, 2020
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$179,032	$156,699
Cash and cash equivalents – restricted	51,637	39,328
Restricted investments, held-to-maturity, amortized cost	8,589	9,001
Trade receivables, net of allowance for doubtful accounts of $22,157 and $22,093, respectively	648,435	578,479
Contract balance – revenue in transit	20,913	14,560
Prepaid expenses	58,722	71,649
Assets held for sale	17,599	29,756
Income tax receivable	29,369	2,903
Other current assets	60,581	20,988
Total current assets	1,074,877	923,363
Property and equipment, net	3,011,816	2,992,652
Operating lease right-of-use assets	91,258	113,296
Goodwill	2,971,023	2,922,964
Intangible assets, net	1,403,483	1,389,245
Other long-term assets	130,002	126,482
Total assets	$8,682,459	$8,468,002

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$151,704	$101,001
Accrued payroll and purchased transportation	191,906	160,888
Accrued liabilities	87,637	88,894
Claims accruals – current portion	169,093	174,928
Finance lease liabilities – current portion	72,423	52,583
Operating lease liabilities – current portion	32,785	47,496
Accounts receivable securitization – current portion	—	213,918
Total current liabilities	705,548	839,708
Revolving line of credit	55,000	210,000
Long-term debt – less current portion	299,219	298,907
Finance lease liabilities – less current portion	165,644	138,243
Operating lease liabilities – less current portion	60,958	69,852
Accounts receivable securitization – less current portion	278,372	—
Claims accruals – less current portion	168,152	174,814
Deferred tax liabilities	806,398	815,941
Other long-term liabilities	45,115	48,497
Total liabilities	2,584,406	2,595,962
Stockholders’ equity:
Common stock	1,657	1,665
Additional paid-in capital	4,325,915	4,301,424
Retained earnings	1,757,689	1,566,759
Total Knight-Swift stockholders' equity	6,085,261	5,869,848
Noncontrolling interest	12,792	2,192
Total stockholders’ equity	6,098,053	5,872,040
Total liabilities and stockholders’ equity	$8,682,459	$8,468,002

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Segment Operating Statistics (Unaudited)

	Quarter Ended June 30,				Year-to-Date June 30,
	2021	2020		Change	2021	2020		Change
Trucking
Average revenue per tractor [1]	$48,939	$44,366		10.3%	$96,827	$88,839		9.0%
Non-paid empty miles percentage	13.0%	13.8%	(80	bps)	12.9%	13.3%	(40	bps)
Average length of haul (miles)	408	420		(2.9%)	410	424		(3.3%)
Miles per tractor	20,913	22,741		(8.0%)	41,841	45,307		(7.7%)
Average tractors	18,034	18,393		(2.0%)	18,129	18,428		(1.6%)
Average trailers	60,858	57,269		6.3%	60,382	57,456		5.1%

Logistics
Revenue per load – Brokerage only [2]	$2,193	$1,408		55.8%	$2,094	$1,392		50.4%
Gross margin – Brokerage only	15.7%	15.7%	—	bps	15.2%	15.1%	10	bps

Intermodal
Average revenue per load [2]	$2,616	$2,249		16.3%	$2,583	$2,283		13.1%
Load count	44,073	36,769		19.9%	86,041	77,658		10.8%
Average tractors	611	571		7.0%	605	586		3.2%
Average containers	10,842	10,853		(0.1%)	10,844	10,355		4.7%

1Computed with revenue, excluding fuel surcharge and intersegment transactions
2Computed with revenue, excluding intersegment transactions

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity, which is defined under "Liquidity and Capitalization" above. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended June 30,		Year-to-Date June 30,
	2021	2020	2021	2020
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,315,701	$1,060,698	$2,538,715	$2,185,496
Total operating expenses	(1,124,586)	(958,531)	(2,185,341)	(1,981,210)
Operating income	$191,115	$102,167	$353,374	$204,286
Operating ratio	85.5%	90.4%	86.1%	90.7%

Non-GAAP Presentation
Total revenue	$1,315,701	$1,060,698	$2,538,715	$2,185,496
Trucking fuel surcharge	(102,829)	(63,101)	(192,738)	(160,804)
Revenue, excluding trucking fuel surcharge	1,212,872	997,597	2,345,977	2,024,692

Total operating expenses	1,124,586	958,531	2,185,341	1,981,210
Adjusted for:
Trucking fuel surcharge	(102,829)	(63,101)	(192,738)	(160,804)
Amortization of intangibles [2]	(11,984)	(11,474)	(23,733)	(22,948)
Impairments [3]	—	(353)	—	(1,255)
Legal accruals [4]	(879)	—	(2,121)	—
COVID-19 incremental costs [5]	—	(9,966)	—	(12,259)
Transaction fees [6]	(659)	—	(659)	—
Adjusted Operating Expenses	1,008,235	873,637	1,966,090	1,783,944
Adjusted Operating Income	$204,637	$123,960	$379,887	$240,748
Adjusted Operating Ratio	83.1%	87.6%	83.8%	88.1%

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1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger and other acquisitions.
3    "Impairments" reflects the non-cash impairment of certain tractors (within the Trucking segment) and certain legacy trailers (within the non-reportable segments) as a result of a softer used equipment market during the second quarter of 2020, as well as impairment charges of trailer tracking equipment (within the Trucking segment) during the first quarter of 2020.
4    "Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect costs related to certain class action lawsuits arising from employee and contract related matters.
5    "COVID-19 incremental costs" reflects costs incurred during 2020 that were directly attributable to the pandemic and were incremental to those incurred prior to the outbreak. These include payroll premiums paid to our drivers and shop mechanics, additional disinfectants and cleaning supplies, and various other pandemic-specific items. The costs are clearly separable from our normal business operations and are not expected to recur once the pandemic subsides.
6    "Transaction fees" consisted of legal and professional fees associated with the acquisitions of UTXL and ACT. The transaction fees are included within "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income.

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS [1]

	Quarter Ended June 30,		Year-to-Date June 30,
	2021	2020	2021	2020
	(Dollars in thousands, except per share data)
GAAP: Net income attributable to Knight-Swift	$152,804	$80,189	$282,594	$145,615
Adjusted for:
Income tax expense attributable to Knight-Swift	51,783	26,815	97,112	51,369
Income before income taxes attributable to Knight-Swift	204,587	107,004	379,706	196,984
Amortization of intangibles [2]	11,984	11,474	23,733	22,948
Impairments [3]	—	353	—	1,255
Legal accruals [4]	879	—	2,121	—
COVID-19 incremental costs [5]	—	9,966	—	12,259
Transaction fees [6]	659	—	659	—
Adjusted income before income taxes	218,109	128,797	406,219	233,446
Provision for income tax expense at effective rate	(55,111)	(32,299)	(103,788)	(60,743)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$162,998	$96,498	$302,431	$172,703

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Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended June 30,		Year-to-Date June 30,
	2021	2020	2021	2020
GAAP: Earnings per diluted share	$0.92	$0.47	$1.69	$0.85
Adjusted for:
Income tax expense attributable to Knight-Swift	0.31	0.16	0.58	0.30
Income before income taxes attributable to Knight-Swift	1.23	0.63	2.28	1.15
Amortization of intangibles [2]	0.07	0.07	0.14	0.13
Impairments [3]	—	—	—	0.01
Legal accruals [4]	0.01	—	0.01	—
COVID-19 incremental costs [5]	—	0.06	—	0.07
Transaction fees [6]	—	—	—	—
Adjusted income before income taxes	1.31	0.75	2.44	1.37
Provision for income tax expense at effective rate	(0.33)	(0.19)	(0.62)	(0.36)
Non-GAAP: Adjusted EPS	$0.98	$0.57	$1.81	$1.01

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended June 30,		Year-to-Date June 30,
Trucking Segment	2021	2020	2021	2020
GAAP Presentation	(Dollars in thousands)
Total revenue	$985,858	$879,369	$1,948,805	$1,798,430
Total operating expenses	(817,401)	(771,581)	(1,621,865)	(1,583,308)
Operating income	$168,457	$107,788	$326,940	$215,122
Operating ratio	82.9%	87.7%	83.2%	88.0%
Non-GAAP Presentation
Total revenue	$985,858	$879,369	$1,948,805	$1,798,430
Fuel surcharge	(102,829)	(63,101)	(192,738)	(160,804)
Intersegment transactions	(469)	(235)	(693)	(509)
Revenue, excluding fuel surcharge and intersegment transactions	882,560	816,033	1,755,374	1,637,117

Total operating expenses	817,401	771,581	1,621,865	1,583,308
Adjusted for:
Fuel surcharge	(102,829)	(63,101)	(192,738)	(160,804)
Intersegment transactions	(469)	(235)	(693)	(509)
Amortization of intangibles [2]	(324)	(324)	(648)	(648)
Impairments [3]	—	(153)	—	(1,055)
COVID-19 incremental costs [4]	—	(9,901)	—	(12,146)
Adjusted Operating Expenses	713,779	697,867	1,427,786	1,408,146
Adjusted Operating Income	$168,781	$118,166	$327,588	$228,971
Adjusted Operating Ratio	80.9%	85.5%	81.3%	86.0%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued [1]

	Quarter Ended June 30,		Year-to-Date June 30,
Logistics Segment	2021	2020	2021	2020
GAAP Presentation	(Dollars in thousands)
Total revenue	$166,737	$70,104	$285,624	$149,302
Total operating expenses	(152,381)	(67,066)	(263,691)	(142,545)
Operating income	$14,356	$3,038	$21,933	$6,757
Operating ratio	91.4%	95.7%	92.3%	95.5%
Non-GAAP Presentation
Total revenue	$166,737	$70,104	$285,624	$149,302
Intersegment transactions	(4,570)	(3,038)	(7,735)	(5,479)
Revenue, excluding intersegment transactions	162,167	67,066	277,889	143,823

Total operating expenses	152,381	67,066	263,691	142,545
Adjusted for:
Intersegment transactions	(4,570)	(3,038)	(7,735)	(5,479)
Amortization of intangibles [2]	(97)	—	(97)	—
Adjusted Operating Expenses	147,714	64,028	255,859	137,066
Adjusted Operating Income	$14,453	$3,038	$22,030	$6,757
Adjusted Operating Ratio	91.1%	95.5%	92.1%	95.3%

	Quarter Ended June 30,		Year-to-Date June 30,
Intermodal Segment	2021	2020	2021	2020
GAAP Presentation	(Dollars in thousands)
Total revenue	$115,378	$82,820	$222,444	$177,551
Total operating expenses	(109,566)	(87,295)	(213,175)	(184,763)
Operating income (loss)	$5,812	$(4,475)	$9,269	$(7,212)
Operating ratio	95.0%	105.4%	95.8%	104.1%
Non-GAAP Presentation
Total revenue	$115,378	$82,820	$222,444	$177,551
Intersegment transactions	(84)	(121)	(179)	(230)
Revenue, excluding intersegment transactions	115,294	82,699	222,265	177,321

Total operating expenses	109,566	87,295	213,175	184,763
Adjusted for:
Intersegment transactions	(84)	(121)	(179)	(230)
COVID-19 incremental costs [3]	—	(65)	—	(113)
Adjusted Operating Expenses	109,482	87,109	212,996	184,420
Adjusted Operating Income (Loss)	$5,812	$(4,410)	$9,269	$(7,099)
Adjusted Operating Ratio	95.0%	105.3%	95.8%	104.0%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the UTXL acquisition.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

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